Exhibit 99.1

ACV Announces Fourth Quarter and Full-Year 2022 Results
Gained Market Share, Delivered 18% Full-Year Revenue Growth
Adjusted EBITDA Ahead of Guidance

●
Fourth quarter revenue of $98 million and full-year revenue of $422 million
●
Fourth quarter GAAP net loss of $25 million and full-year GAAP net loss of $102 million
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Fourth quarter Adjusted EBITDA loss of $13 million and full-year Adjusted EBITDA loss of $56 million
●
Expects 2023 revenue of $460 million to $470 million, representing growth of 9% to 11% YoY; expects 2023 Adjusted EBITDA loss of $30 million to $35 million

BUFFALO, February 22, 2023 — ACV (Nasdaq: ACVA), the leading online automotive marketplace and data services partner for dealers, today reported results for its fourth quarter and full-year ended December 31, 2022.

“We are very pleased with our fourth quarter results, with revenue in line with our guidance, strong year-over-year margin expansion, and Adjusted EBITDA results ahead of our guidance,” said George Chamoun, CEO of ACV.

“Despite facing challenging market and macroeconomic headwinds ACV continued to gain share, grow our dealer partnership network, expand our competitive moat, and drive adoption of our broad suite of solutions. We achieved this while expanding margins and carefully managing our cost structure,” continued Chamoun.

“While market and macroeconomic headwinds are likely to persist in 2023, we believe ACV is in a strong position to deliver sustainable growth as end-markets recover, while also continuing to scale our business model,” concluded Chamoun.

Fourth Quarter 2022 Highlights

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Revenue of $98 million, a decrease of 2% year over year
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Marketplace and Service revenue of $85 million, a decrease of 2% year over year
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Auction Marketplace revenue of $42 million, a decrease of 3% year over year
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Marketplace GMV of $1.8 billion, a decrease of approximately 29% year over year
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Marketplace Units of 124,751, a decrease of 10% year over year
●
Adjusted EBITDA loss of $13 million, compared to Adjusted EBITDA loss of $16 million in the fourth quarter 2021

Full-Year 2022 Highlights

●
Revenue of $422 million, an increase of 18% year over year
●
Marketplace and Service revenue of $362 million, an increase of 17% year over year
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Auction Marketplace revenue of $176 million, an increase of 7% year over year
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Marketplace GMV of $9.0 billion, an increase of approximately 14% year over year
●
Marketplace Units of 546,088, a decrease of 3% year over year
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Adjusted EBITDA loss of $56 million, compared to Adjusted EBITDA loss of $44 million in 2021

First Quarter and Full-Year 2023 Guidance

Based on information as of today, ACV is providing the following guidance:

●
First quarter of 2023:
o
Total revenue of $107 to $110 million, an increase of 4% to 7% year over year
o
Adjusted EBITDA loss of $12 to $14 million
o
GAAP net loss of $27 to $29 million
o
Non-GAAP net loss of $15 to $17 million
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Full-Year 2023:
o
Total revenue of $460 to $470 million, an increase of 9% to 11% year over year
o
Adjusted EBITDA loss of $30 to $35 million
o
GAAP net loss of $104 to $109 million
o
Non-GAAP net loss of $45 to $50 million

Our financial guidance includes the following assumptions:

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We believe that supply headwinds impacting wholesale volumes in 2022 will persist in the near-term, but will begin to ease as new vehicle production and inventory continue to recover.
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After experiencing significant deprecation in the second half of 2022, we are expecting wholesale price deprecation to moderate in 2023, resulting in improved conversion rates on our marketplace.
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First quarter non-GAAP net loss excludes approximately $12 million of stock-based compensation and approximately $1 million of intangible amortization.
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Full year non-GAAP operating expenses, excluding cost of revenue and depreciation and amortization, are expected to grow approximately half the rate of revenue growth. Full-year non-GAAP operating expenses exclude approximately $55 million of stock-based compensation and $4 million of intangible amortization.

ACV’s Fourth Quarter Results Conference Call

ACV will host a conference call and live webcast today, February 22, 2023, at 5:00 p.m. ET to discuss financial results. To access the live conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details. A live webcast of the call can be accessed here. Participants are encouraged to join the webcast unless asking a question. An archived webcast of the conference call will be available on the investor relations page of the Company’s website at https://investors.acvauto.com.

2023 Analyst Day

ACV is hosting an analyst meeting on June 1, 2023. The event location is Convene at 530 Fifth Avenue in midtown Manhattan. A live webcast of the event will also be accessible on ACV’s website at https://investors.acvauto.com. The program will begin at 1:00 p.m. ET and conclude at 4:00 p.m. ET followed by a reception with ACV’s management team. To register for the event please send an email to ACVAuctionsIR@icrinc.com.

About ACV Auctions

ACV provides a vibrant digital marketplace for wholesale vehicle transactions and data services that offers transparent and accurate vehicle information to customers. On a mission to build and enable the most trusted and efficient digital marketplaces for buying and selling used vehicles, ACV's platform leverages data insights and technology to power its digital marketplace and data services, enabling dealers and commercial partners to buy, sell and value vehicles with confidence and efficiency. ACV's network of brands includes ACV Auctions, ACV Transportation and ACV Capital within its Marketplace Products, as well as True360, ACV Data Services and MAX Digital.

Information About Non-GAAP Financial Measures

ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; other (income) expense, net; and other one-time non-recurring items of a material nature, when applicable, such as acquisition-related and restructuring expenses.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) it does not reflect other one-time, non-recurring items of a material nature, when applicable, such as acquisition-related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure.

Non-GAAP Net income (loss), a financial measure that is not presented in accordance with GAAP, provides investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations.

We define Non-GAAP Net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items of a material nature, when applicable, such as acquisition-related and restructuring expenses.

In the calculation of Non-GAAP Net income (loss), we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

We exclude amortization of acquired intangible assets from the calculation of Non-GAAP Net income (loss). We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items of a material nature, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.

Non-GAAP net income (loss) is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) it does not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and Non-GAAP Net income (loss) does not reflect these capital expenditures; (3) it does not consider the impact of any contingent consideration liability valuation adjustments; and (4) it does not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of Non-GAAP Net income (loss) may not be comparable to similarly titled measures of other companies because they may not calculate Non-GAAP Net income (loss) in the same manner, limiting its usefulness as a comparative measure.

Information About Operating and Financial Metrics

We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.

Operating and Financial Metrics

Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units transacted on our digital marketplace. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our digital marketplace within the applicable period, excluding any auction and ancillary fees.

Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers on the ACV platform, the vibrancy of our digital marketplace and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our marketplace within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold on our digital marketplace. Marketplace Units have increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning ACV’s ability to deliver long-term growth and total addressable market expansion, our financial guidance for the second quarter of 2022 and the full year of 2022. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our platform; (5) general market, political, economic, and business conditions; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (9) risk of interruptions or performance problems associated with our products and platform capabilities; (10) our ability to adapt and respond to rapidly changing technology or customer needs; (11) our ability to compete effectively with existing competitors and new market entrants; (12) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; and (13) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 , filed with the SEC on November 9, 2022. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com

Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year ended December 31,
	2022	2021	2020
Revenue:
Marketplace and service revenue	$361,585	$308,350	$173,120
Customer assurance revenue	59,944	50,085	35,237
Total revenue	421,529	358,435	208,357
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	183,968	159,405	83,553
Customer assurance cost of revenue (excluding depreciation & amortization)	52,685	45,348	29,496
Operations and technology	136,522	101,056	64,998
Selling, general, and administrative	143,637	121,167	64,882
Depreciation and amortization	10,926	8,264	6,075
Total operating expenses	527,738	435,240	249,004
Loss from operations	(106,209)	(76,805)	(40,647)
Other income (expense):
Interest income	5,082	129	748
Interest expense	(979)	(782)	(633)
Total other income (expense)	4,103	(653)	115
Loss before income taxes	(102,106)	(77,458)	(40,532)
Provision for income taxes	87	724	489
Net income (loss)	$(102,193)	$(78,182)	$(41,021)
Weighted-average shares - basic and diluted	156,994,254	125,332,800	21,596,379
Net loss per share - basic and diluted	$(0.65)	$(0.62)	$(1.90)

ACV AUCTIONS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2022	December 31, 2021
Assets
Current Assets :
Cash and cash equivalents	$280,752	$565,994
Marketable securities	215,926	13,782
Trade receivables (net of allowance of $4,860 and $3,724)	168,732	222,753
Finance receivables (net of allowance of $2,275 and $636)	78,047	44,278
Other current assets	11,317	10,606
Total current assets	754,774	857,413
Property and equipment (net of accumulated depreciation of $6,986 and $4,636)	5,710	4,916
Goodwill	91,755	78,839
Acquired intangible assets (net of amortization of $11,990 and $7,070)	19,291	18,130
Internal-use software costs (net of amortization of $6,930 and $3,857)	36,992	17,844
Other assets	6,400	5,818
Total assets	914,922	982,960
Liabilities and Stockholders' Equity
Current Liabilities :
Accounts payable	323,661	395,972
Accrued payroll	10,052	11,961
Accrued other liabilities	14,504	15,429
Total current liabilities	348,217	423,362
Long-term debt	75,500	500
Other long-term liabilities	5,481	3,001
Total liabilities	$429,198	$426,863

Stockholders' Equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	-	-
Common stock - Class A; $0.001 par value; 2,000,000,000 shares authorized; 121,214,275 and 106,420,843 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	121	106
Common stock - Class B; $0.001 par value; 160,000,000 shares authorized; 37,241,952 and 49,661,126 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	37	50
Additional paid-in capital	836,695	801,142
Accumulated deficit	(347,354)	(245,161)
Accumulated other comprehensive loss	(3,775)	(40)
Total stockholders' equity	485,724	556,097
Total liabilities and stockholders' equity	$914,922	$982,960

ACV AUCTIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2022	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$(102,193)	$(78,182)	$(41,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,378	8,753	7,244
Stock-based compensation expense, net of amounts capitalized	39,324	23,220	5,705
Provision for bad debt	11,048	4,963	5,181
(Gain) on contingent liabilities	-	-	(3,063)
Other non-cash, net	(57)	656	901
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	47,170	(120,155)	(29,226)
Other current assets	64	(2,047)	(5,702)
Accrued interest on marketable securities	(1,381)	-	-
Accounts payable	(73,254)	242,856	66,217
Accrued payroll	(6,000)	3,236	4,095
Accrued other liabilities	(853)	4,065	(1,716)
Other long-term liabilities	813	(1,465)	2,418
Other assets	(322)	(610)	(665)
Net cash provided by (used in) operating activities	(74,263)	85,290	10,368
Cash Flows from Investing Activities
Net increase in finance receivables	(37,982)	(36,956)	(5,288)
Purchases of property and equipment	(3,211)	(2,569)	(3,503)
Capitalization of software costs	(20,185)	(11,460)	(5,382)
Purchases of marketable securities	(269,678)	(13,781)	-
Maturities and redemptions of marketable securities	66,990	-	-
Acquisition of businesses (net of cash acquired)	(19,825)	(64,500)	(5,500)
Net cash provided by (used in) investing activities	(283,891)	(129,266)	(19,673)
Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions and other offering costs	-	385,736	-
Proceeds from long term debt	275,000	5,250	6,787
Payments towards long term debt	(200,000)	(9,582)	(1,980)
Proceeds from issuance of Series E1 preferred stock	-	-	55,000
Payments towards promissory note	-	(2,637)	-
Proceeds from exercise of stock options	1,210	1,631	1,822
Payments for debt issuance and other financing costs	-	(1,385)	(738)
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(5,458)	(2,768)	-
Proceeds from employee stock purchase plan	2,181	-	-
Other financing activities, net	-	-	(136)
Net cash provided by (used in) financing activities	72,933	376,245	60,755
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(21)	-	-
Net increase (decrease) in cash, cash equivalents, and restricted cash	(285,242)	332,269	51,450
Cash, cash equivalents, and restricted cash, beginning of period	565,994	233,725	182,275
Cash, cash equivalents, and restricted cash, end of period	$280,752	$565,994	$233,725
Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Interest (income) expense	$(3,556)	$398	$171
Income taxes	$388	$261	$59
Cash paid included in the measurement of operating lease liabilities	$1,502	$954	$770
Non-cash investing and financing activities:
Stock-based compensation included in capitalized software development costs	$2,013	$472	$-
Purchase of property and equipment and internal use software in accounts payable	$1,231	$587	$133

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA Reconciliation
Net loss	$(24,515)	$(26,312)	$(102,193)	$(78,182)
Depreciation and amortization	3,167	2,532	11,378	8,753
Stock-based compensation	13,437	7,275	39,324	23,692
Interest (income) expense	(2,168)	171	(4,103)	653
Provision for income taxes	(608)	449	87	724
Other (income) expense, net	(1,866)	175	(925)	223
Adjusted EBITDA	$(12,553)	$(15,710)	$(56,432)	$(44,137)